Exhibit 99.02

[SENTO LOGO]

              Sento Clarifies Pro forma Operating Results Reporting


AMERICAN FORK, Utah, April 22, 2004 -- Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, provides additional information in response to questions raised by shareholders during its April 20 conference call about the effect of options previously granted to employees on the Company's financial results for its fourth fiscal quarter and year ended March 31, 2004.

The majority of the employee options in question were granted in connection with a repricing of stock options on April 23, 2003, at the then current market price. The options were granted to give incentive to our employees to grow revenues and improve profitability, thus increasing shareholder value. We believe that the Company's success in revenue growth and profitability, as shown in the 3rd and 4th quarter results, can be attributed in large part to this option grant. This Company success has caused the stock price to increase significantly. Thus, we believe that we have successfully aligned the interests of the Company's employees with the interests of the Company's shareholders to cause the price of the Company's stock to increase.

The Company is required under generally accepted accounting principles ("GAAP") to "mark to market" these employee options. This non-cash charge to earnings under GAAP is computed on a quarterly basis by taking the difference between the option's strike price and the current market price multiplied by the number of currently exercisable options. Sento's stock price moved from $4.55 on January 1, 2004, to $12.35 on March 31, 2004, the end of our 4th quarter. This $7.80 increase in stock price during the quarter was the major factor that caused the large non-cash 4th quarter charge to our results of operations on a GAAP basis. Thus as time elapses and more options become exercisable, and if there is a significant increase in stock price during the quarter, the charge to earnings increases--for example, the impact of this charge on the Company's earnings for the first three quarters of fiscal year 2004 was relatively minor compared to that of the fourth quarter. Conversely, if the stock price were to decrease in a quarter, such would have a positive impact on earnings. As these options are exercised this charge will diminish and will eventually be non-existent.

In part because of the volatility and variable impact on GAAP earnings of this option "mark to market" as described above, we believe that additionally reporting our results of operations on a non-GAAP pro forma basis most correctly presents the profitability of the Company. As we have previously discussed in our quarterly earnings releases, beginning with our July 24, 2003 earnings release, this expense under GAAP has not required and will never require a cash payment by the Company. We will continue to provide both GAAP and non-GAAP results of operations for the near future.

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SENTO PROFILE

Sento Corporation (www.sento.com) has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice Platform(TM), an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone--for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides support in 17 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Stanley J. Cutler, CFO, Sento at 801-772-1410 or stan_cutler@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net